Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Farmers and Merchants Bancshares, Inc. of our report dated March 12, 2025, relating to the consolidated financial statements of Farmers and Merchants Bancshares, Inc., appearing in the Annual Report on Form 10-K of Farmers and Merchants Bancshares, Inc. for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the prospectus that is contained in this Registration Statement.

/s/ YOUNT, HYDE & BARBOUR, P.C.

Richmond, Virginia

May 23, 2025